EXHIBIT 99.1

SCHEDULE 14A INFORMATION

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☒ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only(as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Quest Software, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐    Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

December     , 2003

To our Shareholders:

We invite you to attend our Special Meeting of Shareholders, which will be held on Wednesday, January 21, 2004, at 10:00 a.m., Pacific Time, at our principal executive offices located at 8001 Irvine Center Drive, Irvine, California 92618.

The actions to be taken at the Special Meeting are described in detail in the enclosed Proxy Statement and Notice of Special Meeting. We encourage you to read these materials.

Please use this opportunity to take part in the affairs of Quest Software by voting on the business to come before the meeting. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy card promptly, using the enclosed postage-prepaid envelope. You can also vote by telephone or via the Internet. See Internet and Telephone Voting in the Proxy Statement for more details and follow the instructions on your proxy card.

All shareholders who attend the meeting will be required to present valid picture identification, such as a driver’s license. Registration will begin at 9:00 a.m.

We look forward to seeing you at our Special Meeting.

Sincerely,

Vincent C. Smith,

Chairman of the Board

and Chief Executive Officer

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

January 21, 2004

A Special Meeting of Shareholders of Quest Software, Inc., a California corporation, will be held on Wednesday, January 21, 2004 at 10:00 a.m., Pacific Time, at the Company’s principal executive offices located at 8001 Irvine Center Drive, Irvine, California 92618, for the following purposes:

1.	To approve an amendment to our 1999 Stock Incentive Plan and 2001 Stock Incentive Plan to permit the exchange of options issued thereunder having an exercise price of U.S. $14.00 per share or higher for a lesser number of new options to be granted at least six months and one day from the date of cancellation of the surrendered options; and

2.	To approve an amendment to our Bylaws to increase the minimum number of directors from four to five and the maximum number of directors from seven to nine, so that the authorized number of directors will be a range of five to nine.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record as of the close of business on December 12, 2003 are entitled to notice of and to vote at the Special Meeting.

All shareholders are invited to attend the Special Meeting in person. However, to ensure your representation at the Special Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the envelope provided for that purpose, or to vote electronically via the Internet or by telephone. Instructions for electronic voting are provided on page 2 of the Proxy Statement. Any shareholder attending the Special Meeting may vote in person even if he or she has previously returned a proxy card.

By order of the Board of Directors,

J. Michael Vaughn,

Secretary

Irvine, California

December     , 2003

QUEST SOFTWARE, INC.

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Quest Software, Inc., a California corporation (“Quest”), for the Special Meeting of Shareholders of Quest to be held on Wednesday, January 21, 2004 at 10:00 a.m., Pacific Time, and at any adjournment thereof. The purpose of the Special Meeting is set forth in this Proxy Statement and in the accompanying Notice of Special Meeting of Shareholders. The Special Meeting will be held at our principal executive offices, located at 8001 Irvine Center Drive, Irvine, California 92618, and the telephone number at that location is (949) 754-8000.

Quest intends to mail definitive copies of these proxy solicitation materials to shareholders on or about December     , 2003.

Procedural Matters

Shareholders of record as of the close of business on December 12, 2003 (the “Record Date”), are entitled to notice of and to vote at the Special Meeting. As of December 10, 2003, there were 93,172,386 shares of Common Stock issued and outstanding. Each shareholder is entitled to one vote for each share of Common Stock held on the Record Date on each matter presented at the Special Meeting.

All shares entitled to vote and be represented by properly executed proxies received prior to the Special Meeting, and not revoked, will be voted at the Special Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors. No other matters may be presented for consideration at the Special Meeting.

A shareholder may revoke any proxy given pursuant to this solicitation at any time before it is voted by attending the Special Meeting and voting in person, or by delivering to Quest’s Corporate Secretary, at the principal executive offices of Quest referred to above, a written notice of revocation or a duly executed proxy bearing a date later than that of the previously submitted proxy.

Quest will bear the cost of this solicitation. Quest has retained the services of MacKenzie Partners, Inc. to assist in obtaining proxies from brokers and nominees of shareholders for the Special Meeting. The estimated cost of such services is $5,000, plus out-of-pocket expenses. In addition, Quest will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to such beneficial owners. Certain of Quest’s directors, officers and regular employees may solicit proxies personally or by telephone, facsimile or telegram, without additional compensation.

Quorum; Abstentions and Broker Non-Votes

The presence at the Special Meeting, either in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the Special Meeting shall constitute a quorum for the transaction of business. Quest intends to include abstentions and broker non-votes (i.e., shares held in “street name” as to which voting instructions have not been received from the beneficial owners or persons entitled to vote) as present or represented for purposes of establishing a quorum, but to exclude abstentions and broker non-votes from the calculation of the shares represented and voting with respect to any proposal. Members of the New York Stock Exchange holding shares in “street name” are prohibited from voting or giving a proxy on a proposal relating to equity compensation plans when the beneficial owner of the shares has given voting instructions on such proposal. Accordingly, abstentions and broker non-votes will not have an effect on the proposals to amend the 1999 Stock Incentive Plan and the 2001 Stock Incentive Plan to permit the option exchange and will have the effect of a vote against the proposal to amend our Bylaws to change the number of authorized directors.

Internet and Telephone Voting

Shareholders whose shares are registered in the name of a bank or brokerage firm may be eligible to vote electronically through the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible shareholders the opportunity to vote via the Internet or by telephone. Voting forms will provide instructions for shareholders whose bank or brokerage firm is participating in ADP’s program.

Registered shareholders may vote electronically through the Internet by following the instructions included with their proxy card. Shareholders not wishing to vote electronically through the Internet or whose form does not reference Internet or telephone voting information should complete and return the enclosed paper proxy card. Signing and returning the proxy card or submitting the proxy via the Internet or by telephone does not affect the right to vote in person at the Special Meeting.

The deadline for voting through the Internet or by telephone is 12:00 midnight Eastern Time on January 20, 2004.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of the Record Date with respect to the beneficial ownership of the Company’s Common Stock by (i) each person the Company believes beneficially holds more than 5% of the outstanding shares of Common Stock; (ii) each director; (iii) each Named Executive Officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, all persons named as beneficial owners of Common Stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned, and beneficial ownership includes shares issuable upon exercise of stock options that are exercisable or will become exercisable within 60 days of the Record Date. Unless otherwise indicated, the principal address of each of the shareholders below is c/o Quest Software, Inc., 8001 Irvine Center Drive, Irvine, California 92618.

Name of Beneficial Owner	Number Of Shares Beneficially Owned	Percent Of Shares Outstanding
Vincent C. Smith (1)	35,336,264	37.7%
David M. Doyle (2)	9,618,134	10.3%
FMR Corp. (3) 82 Devonshire Street Boston, MA 02109	6,296,935	6.8%
Eyal M. Aronoff (4)	1,610,894	1.7%
M. Brinkley Morse (5)	367,500	*
Jerry Murdock, Jr. (6)	162,298	*
Raymond J. Lane (7)	522,113	*
Doran G. Machin (8)	45,000	*
Augustine L. Nieto (9)	50,000	*
Kevin Klausmeyer (10)	53,400	*
All executive officers and directors as a group (10 persons) (11)	49,879,129	52.5%

*	Less than 1%

(1)	Includes an aggregate of 152,400 shares held in the names of Mr. Smith’s minor children and 1,040 shares held by Mr. Smith as custodian for his minor children. Includes an aggregate of 33,198,900 shares held through limited liability companies. Includes 47,060 shares held by the Vincent C. Smith Charitable Remainder Trust, of which Mr. Smith is the trustee. Includes 633,833 shares issuable upon exercise of stock options.

(2)	Includes 134,740 shares held by the Doyle Charitable Remainder Trust, of which Mr. Doyle is the trustee, and 327,552 shares owned by DMD Partnership. Includes 62,500 shares issuable upon exercise of stock options.

(3)	According to a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2003.

(4)	Includes (i) an aggregate of 1,250,940 shares held by the Aronoff Community Property Trust; and

(ii) an aggregate of 42,894 shares held in the names of Mr. Aronoff’s minor children and 1,040 shares held by Mr. Aronoff as custodian for his minor children. Includes 316,020 shares issuable upon exercise of stock options. Mr. Aronoff took a leave of absence from Quest effective June 3, 2003.

(5)	Includes 367,500 shares issuable upon exercise of stock options.

(6)	Includes 2,274 shares owned by Insight Venture Associates II, LLC, of which Mr. Murdock is a managing member. Mr. Murdock disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein, which may not be readily determinable. Also includes 45,000 shares issuable upon exercise of stock options.

(7)	Includes 80,000 shares issuable upon exercise of stock options.

(8)	Includes 45,000 shares issuable upon exercise of stock options.

(9)	Includes 50,000 shares issuable upon exercise of stock options.

(10)	Includes 50,000 shares issuable upon exercise of stock options.

(11)	Includes a total of 1,836,253 shares issuable upon exercise of stock options.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth for the years ended December 31, 2000, 2001 and 2002 all compensation received for services rendered to Quest in all capacities by our chief executive officer and each of the other four most highly compensated executive officers. These officers are referred to in this Proxy Statement as the Named Executive Officers.

	Annual Compensation					Long-Term Compensation
Name and Principal Position	Year	Salary($)		Bonus ($)(1)	Other Annual Compen- sation ($) (2)	Securities Underlying Options(#)	All Other Compensation ($) (3)
Vincent C. Smith (4) Chief Executive Officer	2002 2001 2000	$	— 263,542 275,000	— — —	$38,728 31,971 20,806	800,000 785,000 —	$	— 1,500 2,500
David M. Doyle President	2002 2001 2000		216,667 275,000 275,000	— — —	28,032 69,550 23,258	— 100,000 —		1,500 1,500 2,500
Eyal M. Aronoff (4) (5) Chief Technical Officer	2002 2001 2000		— 230,000 230,000	— — —	19,239 21,874 13,878	600,000 750,000 —		719 1,500 2,500
M. Brinkley Morse (6) Vice President, Finance & Operations	2002 2001 —		200,000 191,667 —	$50,000 50,000 —	— — —	200,000 650,000 —		— — —

(1)	Includes performance bonuses accrued in the year of service whether paid during the year of service or thereafter.

(2)	These amounts represent automobile expenses paid by Quest. For 2001, these amounts also include $11,916 for

Mr. Smith and $46,674 for Mr. Doyle for personal use of aircraft.

(3)	These amounts represent matching contributions under our 401(k) Plan.

(4)	Effective December 1, 2001, Mr. Smith voluntarily elected to eliminate the base salary component of his compensation. Mr. Aronoff voluntarily elected to eliminate the base salary component of his compensation effective January 1, 2002.

(5)	Mr. Aronoff took a leave of absence from Quest effective June 3, 2003.

(6)	Mr. Morse joined Quest in January 2001.

Option Grants in Last Fiscal Year

The following table sets forth certain information with respect to stock options granted to each of the Named Executive Officers in 2002, including the potential realizable value over the ten-year term of the options, based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These assumed rates of appreciation comply with the rules of the SEC and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our Common Stock. No stock appreciation rights were granted during 2002.

Name	Option Grants in 2002				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term($)
	Number of Securities Underlying Options Granted(#)(1)	Percent of Total Options Granted to Employees in 2002(%)	Exercise Price ($/Share)	Expiration Date	5%	10%
Vincent C. Smith	800,000	12.2%	$8.30	08/07/12	$4,175,860	$10,582,450
David M. Doyle	—	—	—	—	—	—
Eyal M. Aronoff	600,000	9.2	8.30	08/07/12	3,131,895	7,936,837
M. Brinkley Morse	200,000	3.1	8.30	08/07/12	1,043,965	2,645,612

(1)	These options were granted at an exercise price equal to the fair market value of Quest Common Stock on the grant date. These options vest as follows: 20% on the first anniversary of the date of grant, and 10% upon completion of each of the following eight six-month periods.

The potential realizable value is calculated based on the ten-year term of the option at its time of grant. It is calculated based on the assumption that the market value of our common stock appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions.

Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values

The following table sets forth, for the year ending December 31, 2002, certain information regarding options exercised by, and held at year-end by, the Named Executive Officers.

Name	Shares Acquired Upon Exercise(#)	Value Realized ($) (1)	Number of Securities Underlying Unexercised Options at December 31, 2002(#)		Value of Unexercised In-the-Money Options at December 31, 2002($) (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Vincent C. Smith	—	—	215,666	1,369,334	—	$1,608,000
David M. Doyle	—	—	37,500	62,500	—	—
Eyal M. Aronoff	—	—	236,020	1,160,000	$449,647	1,206,000
M. Brinkley Morse	—	—	172,500	677,500	—	402,000

(1)	Calculated on the basis of the fair market value of our Common Stock on the exercise date, less the applicable exercise price per share, multiplied by the number of shares exercised.

(2)	Calculated on the basis of the fair market value of our Common Stock on December 31, 2002 ($10.31 per share), less the applicable exercise price per share, multiplied by the number of shares underlying the options.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between any of our executive officers or any member of our compensation committee and any member of any other company’s board of directors or compensation committee.

Director Compensation and Other Arrangements

Directors currently receive no cash remuneration for serving on the board of directors or any committee thereof. Non-employee directors are reimbursed for reasonable expenses incurred by them in attending board and committee meetings. Non-employee board members are also eligible for option grants pursuant to the provisions of the automatic option grant program under our 1999 Stock Incentive Plan. According to the terms of the automatic option grant program, Messrs. Lane, Nieto and Klausmeyer each received options to puchase 50,000 shares of Quest Common Stock on the date they were elected to the Board of Directors. On the date of our most recent Annual Meeting, each of Messrs. Lane, Murdock and Machin received an automatic grant of options to purchase 15,000 shares of Quest Common Stock pursuant to this plan at an exercise price equal to the fair market value of such shares as of the same date.

EQUITY COMPENSATION PLAN INFORMATION

Description of the 1999 Stock Incentive Plan and 2001 Stock Incentive Plan.

The following description of the 1999 Stock Incentive Plan (the “1999 Plan”) and 2001 Stock Incentive Plan (the “2001 Plan,” and collectively with the 1999 Plan, the “Incentive Plans”) is a summary of material terms only.

The 1999 Plan. As of the Record Date, we had reserved 23.5 million shares of Common Stock for issuance under the 1999 Plan for employees, non-employee members of the Board of Directors or the board of directors of any parent or subsidiary, consultants and other independent advisors who provide services to Quest (or any parent or subsidiary). There are approximately 1,700 persons eligible to participate in the 1999 Plan.

The 1999 Plan, as originally adopted, was divided into five separate programs:

•	the Discretionary Option Grant Program under which certain eligible individuals may be granted options to purchase shares of Common Stock at an exercise price determined by the plan administrator;

•	the Stock Issuance Program under which certain eligible individuals may be issued shares of Common Stock directly, through the purchase of such shares at a price determined by the plan administrator or as a bonus tied to the performance of services;

•	the Salary Investment Option Grant Program which may, at the plan administrator’s discretion, be activated for one or more calendar years and, if so activated, will allow executive officers and other highly compensated employees the opportunity to apply a portion of their base salary to the acquisition of special below-market stock option grants;

•	the Automatic Option Grant Program under which option grants will automatically be made at periodic intervals to eligible non-employee Board members to purchase shares of Common Stock at an exercise price equal to 100% of the fair market value of those shares on the grant date; and

•	the Director Fee Option Grant Program which may, in the plan administrator’s discretion, be activated for one or more calendar years and, if so activated, will allow non-employee Board members the opportunity to apply a portion of the annual retainer fee otherwise payable to them in cash each year to the acquisition of special below-market option grants.

The Salary Investment Option Grant Program has not been activated by the plan administrator and, effective as of October 19, 2003, the 1999 Plan has been amended to eliminate the Salary Investment Option Grant Program. The 1999 Plan was also amended, effective as of October 19, 2003, to modify the Director Fee Option Grant Program. As a result of the amendment, options granted to non-employee Board members in respect of director fees will be granted at fair market value. Specifically, the number of stock options to be granted to a non-employee director who elects to apply director fees will be that number of options which have an aggregate estimated fair value equal to the fees applied, and the exercise price of those options will be equal to the per-share fair market value of the Quest Common Stock as of the date of grant of such option. The fair value of each option grant will be estimated on the date of grant using the Black-Scholes option-pricing model used by Quest for purposes of estimating the compensation cost of option grants for financial reporting purposes. As so modified, the Director Fee Option Grant Program will be activated for the calendar year beginning January 1, 2004. A copy of the 1999 Plan, as amended, is attached as Appendix A.

The 2001 Plan. As of the Record Date, we had reserved 10 million shares of Common Stock for issuance under the 2001 Plan for employees, consultants and other independent advisors who provide services to Quest (or any parent or subsidiary). Officers and directors of Quest are not eligible to participate in the 2001 Plan unless and until the 2001 Plan is approved by our shareholders. There are approximately 1,670 persons eligible to participate in the 2001 Plan. The 2001 Plan is not required to be and has not been approved by the Company’s shareholders.

The 2001 Plan is divided into two separate programs:

•	the Discretionary Option Grant Program under which eligible persons may, at the discretion of the plan administrator, be granted options to purchase shares of Common Stock; and

•	the Stock Issuance Program under which eligible persons may, at the discretion of the plan administrator, be issued shares of common stock directly, either through the immediate purchase of such shares or as a bonus for services rendered to Quest (or any parent or subsidiary).

Administration. Under the Incentive Plans, the Compensation Committee of the Board of Directors administers the discretionary option grant programs and the stock issuance programs. This committee determines which eligible individuals are to receive option grants or stock issuances under those programs, the time or times when such option grants or stock issuances are to be made, the number of shares subject to each such grant or issuance, the status of any granted option as either an incentive stock option or a non-statutory stock option under the federal tax laws, the vesting schedule to be in effect for the option grant or stock issuance and the maximum term for which any granted option is to remain outstanding. The Compensation Committee also has the authority to select the executive officers and other highly compensated employees who may participate in the salary investment option grant program in the event that program is activated for one or more calendar years.

Plan Features. The Incentive Plans each include the following features:

•	The exercise price for any options granted under the plan may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date. The option may also be exercised through a same-day sale program without any cash outlay by the optionee.

•	The Compensation Committee has the authority to cancel outstanding options under the discretionary option grant program, with the consent of the holder of each such option, in return for the grant of new options for the same or different number of option shares with an exercise price per share based upon the fair market value of our Common Stock on the new grant date.

•	Stock appreciation rights may be issued under the discretionary option grant program. Such rights provide the holders with the election to surrender their outstanding options for a distribution from us equal to the fair market value of the vested shares of Common Stock subject to the surrendered option less the exercise price payable for those shares. We may make the payment in cash or in shares of Common Stock.

Change in Control. The Incentive Plans include the following change in control provisions, which may result in the accelerated vesting of outstanding option grants and stock issuances:

•	In the event of a change in ownership or control of Quest (by way of merger, sale of assets or otherwise), each outstanding option under the discretionary option grant program which is not assumed or continued by the successor corporation will immediately become exercisable for all the shares represented by such option, and all unvested shares will immediately vest, except to the extent repurchase rights with respect to those shares are to be assigned to the successor corporation.

•	The plan administrator has complete discretion to grant one or more options which will become exercisable for all the option shares in the event those options are assumed in the acquisition but the optionee’s service with the acquiring entity or us is subsequently terminated. The vesting of outstanding shares under the Incentive Plans may be accelerated upon similar terms and conditions.

•	The plan administrator may also grant options, which will immediately vest upon our acquisition by another entity, whether or not the successor corporation assumes those options.

•	The plan administrator may grant options and structure repurchase rights so that the shares subject to those options or repurchase rights will immediately vest in connection with a successful tender offer for more than 50% of the outstanding voting stock or a change in the majority of our Board of Directors through one or more contested elections. Such accelerated vesting may occur either at the time of such transaction or upon the subsequent termination of the individual’s service.

Automatic Option Grant Program. Under the terms of the 1999 Plan, each individual who first becomes a non-employee Board member at any time after August 13, 1999, the date we completed our initial public offering, will automatically receive an option grant for 50,000 shares on the date such individual joins the Board, provided such individual has not been in the prior employ of Quest. In addition, on the date of each annual shareholders meeting, each non-employee Board member who has served as a non-employee Board member since the date of the last annual shareholders meeting will automatically be granted an option to purchase 15,000 shares of Common Stock.

Each automatic grant will have a term of ten years, subject to earlier termination following the optionee’s cessation of Board service. The initial 50,000 share option will be immediately exercisable for all of the option shares; however, any unvested shares purchased under the option will be subject to repurchase by us, at the exercise price paid per share, should the optionee cease Board service prior to vesting in those shares. The shares subject to each 50,000 share automatic option grant will vest over a four year period in successive equal annual installments upon the individual’s completion of each year of Board service over the four-year period measured from the option grant date. However, the shares subject to each such automatic grant will immediately vest in full upon certain changes in control or ownership of Quest or upon the optionee’s death or disability while a Board member. Each 15,000 share automatic option grant will be immediately exercisable and fully vested on the option grant date.

Director Fee Option Grant Program. Under the terms of the 1999 Plan, as amended on October 19, 2003, each non-employee Board member may elect to apply all or a portion of any annual retainer fee otherwise payable in cash to the acquisition of a stock option grant. The option grant will automatically be made on the first trading day in January in the year for which the retainer fee would otherwise be payable in cash. The option will have an exercise price per share equal to the fair market value of the option shares on the grant date, and the number of shares subject to the option will be that number of options that have an aggregate estimated fair value equal to the amount of the directors fees that otherwise would have been paid to the non-employee director electing to apply the fees. The fair value of these option grants will be estimated on the date of grant using the Black-Scholes option-pricing model used by Quest for purposes of estimating the compensation cost of option grants for financial reporting purposes. The option will become exercisable in a series of twelve equal monthly installments over the calendar year for which the election is to be in effect. However, the option will become immediately exercisable for all the option shares upon certain changes in the ownership or control of Quest or the death or disability of the optionee while serving as a Board member.

Limited Stock Appreciation Rights. Under the terms of the Incentive Plans, limited stock appreciation rights are automatically included as part of each grant made under the automatic option grant, salary investment option grant and director fee option grant programs and may be granted to one or more of our officers as part of their option grants under the discretionary option grant program. Options with such a limited stock appreciation right may be surrendered to Quest upon the successful completion of a hostile tender offer for more than 50% of our outstanding voting stock. In return for the surrendered option, the optionee will be entitled to a cash distribution from us in an amount per surrendered option share based on the highest price per share of Common Stock paid in connection with the tender offer.

Amendment. The Board may amend or modify the Incentive Plans at any time, subject to any required shareholder approval. The 1999 Plan will terminate no later than June 8, 2009 and the 2001 Plan will terminate no later than March 1, 2011.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table gives information about our Common Stock that may be issued upon the exercise of options under all of our existing equity compensation plans as of December 31, 2002, including our 1999 Stock Incentive Plan, 1999 Employee Stock Purchase Plan and 2001 Stock Incentive Plan, and stock options assumed in connection with our acquisitions of Foglight Software, OnWire Technologies and FastLane Technologies.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a) (1)		Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	11,293,384	(2)	$13.30	987,495	(4)
Equity compensation plans not approved by security holders	7,973,980	(3)	$11.61	1,985,070

Totals	19,267,364		$13.21	2,972,565

(1)	Excludes options to purchase 13,965 shares of Common Stock with a weighted-average exercise price of $27.72 per share, options to purchase 3,821 shares of Common Stock with a weighted-average exercise price of $51.51 per share and options to purchase 85,457 shares of Common Stock with a weighted-average exercise price of $28.89 per share, which were assumed by Quest in connection with our acquisitions of Foglight Software, OnWire Technologies and FastLane Technologies, respectively.

(2)	Excludes purchase rights accruing under our 1999 Employee Stock Purchase Plan, which are not determinable as of December 31, 2002.

(3)	Issued under our 2001 Stock Incentive Plan. See the description above of the 2001 Stock Incentive Plan.

(4)	Includes 346,461 shares available for issuance under our 1999 Employee Stock Purchase Plan as of December 31, 2002. Excludes 800,000 shares under our 1999 Employee Stock Purchase Plan and 6,000,000 shares under our 1999 Stock Incentive Plan that were made available for issuance upon approval by our shareholders of certain amendments to these plans at our 2003 Annual Meeting of Shareholders.

OVERVIEW OF PROPOSALS

This Proxy Statement contains two proposals requiring shareholder action. Proposal No. 1 requests that the shareholders approve the amendment of our 1999 Stock Incentive Plan and 2001 Stock Incentive Plan to permit the exchange of options issued thereunder having an exercise price of U.S. $14.00 per share or higher for a lesser number of new options to be granted at least six months and one day from the date of cancellation of the surrendered options. Proposal No. 2 requests approval of an amendment to our Bylaws to change the authorized number of directors from a range of four to seven to a range of five to nine. Each of these proposals is discussed in more detail in the pages that follow.

Quest has been advised by Messrs. Smith, Doyle and Aronoff, who collectively, own more than 50% of the outstanding shares of Common Stock entitled to vote at the Special Meeting, that they intend to vote for approval of the amendments to the 1999 Stock Incentive Plan and 2001 Stock Incentive Plan and for approval of the amendment to our Bylaws, each as set forth in the shareholder proposals discussed below. Accordingly, the approval of these proposals is assured.

PROPOSAL NO. 1

AMENDMENT OF THE QUEST SOFTWARE, INC. 1999 STOCK INCENTIVE PLAN (THE “1999 PLAN”) AND THE 2001 STOCK INCENTIVE PLAN (THE “2001 PLAN”) (COLLECTIVELY, THE “INCENTIVE PLANS”) TO PERMIT THE EXCHANGE OF OPTIONS ISSUED UNDER THE INCENTIVE PLANS HAVING AN EXERCISE PRICE OF U.S. $14.00 PER SHARE OR HIGHER FOR A LESSER NUMBER OF NEW OPTIONS TO BE GRANTED AT LEAST SIX MONTHS AND ONE DAY AFTER THE CANCELLATION OF THE SURRENDERED OPTIONS (THE “OPTION EXCHANGE PROGRAM”)

Our Board of Directors has determined that it would be in the best interests of Quest and our shareholders to amend the Incentive Plans to permit the Option Exchange Program. Under the Option Exchange Program, eligible employees, other than our directors, Named Executive Officers and other executive officers, will be offered the one-time opportunity to exchange their stock options currently outstanding under the 1999 Plan, 2001 Plan, OnWire Technologies, Inc. 1996 Stock Option/Stock Issuance Plan and Foglight Software, Inc. 1998 Stock Option Plan that have a per share exercise price of $14.00 or higher for a lesser number of options to be issued at least six months and one day from the date the surrendered options are cancelled. The new options would have an exercise price equal to the fair market value of our common stock on the date of the new grant. The text of the proposed amendments to the Incentive Plans is attached as Appendix B. Approval of this amendment requires the affirmative vote of a majority of the outstanding shares present in person or represented by proxy and voting at our Special Meeting.

Our stock incentive plans, including the 1999 Plan, 2001 Plan, OnWire Technologies, Inc. 1996 Stock Option/Stock Issuance Plan and Foglight Software, Inc. 1998 Stock Option Plan, are an integral part of our employee compensation. Stock options granted under these plans are intended to align the interests of our employees with those of our shareholders and to provide our employees with the opportunity to share in Quest’s success. These stock options also provide Quest a means to attract, retain and motivate employees.

Largely as a result of the sustained downturn in the technology sector, including the software industry in which Quest operates, many of the stock options held by Quest employees have exercise prices that are significantly higher than the current fair market value of our Common Stock. As a result, a large number of our stock options are no longer effective as incentives to motivate and retain employees.

The Option Exchange Program would allow Quest to provide its employees with a valuable incentive to remain employed by Quest. By implementing the Option Exchange Program, Quest intends to provide eligible employees with the benefit of owning options that, over time, may have a greater potential to increase in value. We believe this would create better performance incentives for our employees, which should motivate our employees to maximize shareholder value.

Option Exchange Program

Under the proposed Option Exchange Program, eligible employees electing to participate would surrender unexercised options they currently hold with an exercise price of U.S. $14.00 per share or higher (whether vested or unvested), referred to as “eligible options,” and in return receive new stock option grants to purchase a lesser number of shares, in accordance with a specified exchange ratio. Eligible employees are employees of Quest or one of our subsidiaries as of the commencement date of the Option Exchange Program that remain an employee through the expiration date of the exchange offer and that hold eligible options. The Option Exchange Program is open to eligible employees in any country in which the program is offered. The new options would have an exercise price equal to the closing sales price of our common stock as reported on the Nasdaq National Market on the new option grant date. The ratios of surrendered options to replacement options would vary from 1.2 to 1, to 3 to 1, depending upon the exercise price of the surrendered options.

We have attempted to structure the Option Exchange Program in a manner that balances the interests of both our shareholders and employees. Although many of the underwater stock options currently held by our employees are not likely to be exercised as long as our stock price is lower than the relevant exercise price, these options will remain on Quest’s books with the potential to dilute the ownership interest of our shareholders for up to ten years from the grant date. Under the terms of the Option Exchange Program, we will cancel a larger number of outstanding options than the number of replacement options that we will issue.

As of November 30, 2003, there were approximately 22,672,207 options to purchase Quest common stock outstanding under the Incentive Plans, representing approximately 24.3% of our total shares outstanding. If 100% of eligible options were to be exchanged and new grants made in accordance with the exchange ratios set out below, the number of options outstanding would be reduced by approximately 1,656,481 shares, or 7.3% of all options outstanding under the Incentive Plans.

Background

As of November 30, 2003, there were 22,672,207 shares underlying options outstanding under our Incentive Plans and 3,583,728 shares available for grant. Of the outstanding options, as of November 30, 2003, options to purchase 5,039,724 shares of common stock would be eligible for exchange under the proposed Option Exchange Program.

Exercise Price of Surrendered Option	Eligible Options Outstanding

$14.00 to $18.00	2,402,586

$18.01 to $20.00	125,740

$20.01 to $25.00	736,700

$25.01 to $33.00	1,409,673

$33.01 to $39.00	78,850

$39.01 and greater	286,175

The fair market value of a share of our Common Stock on December 10, 2003, as reported on the Nasdaq National Market was $13.70.

Details of the Option Exchange Program

Implementing the Stock Option Exchange Program

Our Board of Directors authorized the Option Exchange Program in June 2003. If our shareholders approve this proposal at the Special Meeting, Quest intends to promptly commence this one-time offer to exchange options.

If our shareholders approve the amendment to the Incentive Plans and the Option Exchange Program commences, eligible employees will be offered the opportunity to participate in the Option Exchange Program under an Offer to Exchange to be filed with the Securities and Exchange Commission (“SEC”) and distributed to all eligible employees. Employees will be given at least twenty business days in which to accept the offer of the new options in exchange for the surrender of their eligible options. The surrendered options will be cancelled promptly following this election period. The new options will be granted no earlier than six months and one day following the cancellation of the old options.

Eligibility

If implemented, the Option Exchange Program will be open to all current Quest employees who hold eligible options, worldwide, where feasible and practical under local regulations as determined by Quest. However, the Option Exchange Program will not be available to our Board of Directors, Named Executive Officers and other executive officers. An employee who tenders his or her options for exchange must also have been continuously employed with Quest and be an eligible employee on the date of the new grant in order to receive the new options. If an optionee is no longer a Quest employee for any reason, including layoff, termination, voluntary resignation, death or disability, on the date that the Option Exchange Program commences, that optionee cannot participate in the program. If an optionee is no longer a Quest employee for any reason on the date that the new grants are made, even if he or she had elected to participate and had tendered his or her options for exchange, that individual would not receive a new grant and the tendered options would be forfeited. Voting in favor of this proposal at the Special Meeting does not constitute an election to participate in the Option Exchange Program.

Exchange Ratios

The number of eligible options an employee must surrender in order to receive one new option was determined in a manner intended to reduce the risk of shareholder dilution that would have resulted from a one-for-one exchange ratio. Among the various factors that we considered in determining the exchange ratios for the Option Exchange Program were (a) the intended benefits underlying our initial issuance of the eligible options to our employees and (b) our desire to minimize the risk of dilution to our existing shareholders. When originally issued, the eligible options were intended to help align the interests of our employees with those of our shareholders and to provide financial incentives to help motivate and retain our employees. Due to the decline in the price of our common stock, the likelihood of the eligible options being exercised has decreased and these goals are not being achieved. We recognize that, generally, the exercise price of the eligible options is negatively correlated to the expected dilution to our existing shareholders. This means that as the exercise price of the eligible option increases, the likelihood that such option would ever be exercised decreases. A one-for-one exchange ratio would have ignored this relationship. Additionally, because of the wide range of exercise prices of the eligible options, we believe it is appropriate to use a number of exchange ratios that is broad enough to reflect the varying impact of this relationship across the different exercise prices of the eligible options. Because of these factors, among others, we adopted varying exchange ratios based on the exercise price of the eligible option. These exchange ratios are set forth in the table below (new option grants calculated according to the exchange ratios set forth below will be rounded up to the nearest whole share):

Exercise Price of Surrendered Option	Exchange Ratio (Surrendered to New)
$14.00 to $18.00	1.2 to 1
$18.01 to $20.00	1.4 to 1
$20.01 to $25.00	1.6 to 1
$25.01 to $33.00	2.0 to 1
$33.01 to $39.00	2.5 to 1
$39.01 and greater	3.0 to 1

If an eligible employee elects to participate in the Option Exchange Program, all options granted to such employee within the six-month period prior to the commencement of the program will be automatically exchanged for new options at a 1-to-1 exchange ratio.

Election to Participate

Under the Option Exchange Program, eligible employees may make a one-time election to cancel grants of stock options that have an exercise price of U.S. $14.00 per share or higher and exchange them for new options in accordance with the exchange ratios set forth above.

Participation in the Option Exchange Program will be voluntary. Options granted prior to the six-month period immediately preceding the commencement of the program may be cancelled at the employee’s discretion on a grant-by-grant basis. Once an employee elects to participate, however, he or she must also surrender any options granted to such employee in the six-month period immediately preceding the commencement of the program in order to avoid unfavorable accounting treatment for Quest.

Exercise Price of New Options

Except in certain countries outside of the United States as determined by Quest, all new options will be granted with an exercise price equal to the closing sales price of our common stock as reported on the Nasdaq National Market on the date of the new grant.

Vesting of New Options

Except in certain countries outside of the United States as determined by Quest, the replacement options will vest over a period of 3 1/2 years, subject to continued employment with Quest. This means that all replacement options would be completely unvested at the time of the new grant, regardless of whether the options exchanged were partially or wholly vested. However, all replacement options granted in respect of options granted to employees during the six-month period preceding the commencement of the Option Exchange Program will vest over a period equal to the vesting term of the original option.

Term of New Options

Except in certain countries outside of the United States as determined by Quest, under the Option Exchange Program, each new option will have a term equal to the remaining term of the surrendered option it replaces. This ensures that the employees who participate in the Option Exchange Program will not derive any additional benefit from an extended term in which to exercise.

Other Terms and Conditions of the New Options

If the eligible options were granted under the 1999 Plan or the 2001 Plan, the terms and conditions of the new options will be identical to those of the options which are exchanged, except for differences in the exercise price, and with respect to the vesting and exercisability of the new options. If the eligible options were granted under the OnWire Plan or the Foglight Plan, the new options will be subject to the terms and conditions of the 1999 Plan. However, if the eligible options are exchanged by one of our employees resident in France, Israel or the United Kingdom, the new options, at our discretion, may be granted under the terms of a sub-plan adopted under the 1999 Stock Incentive Plan. The terms of the sub-plan will be substantially similar to those of the 1999 Stock Incentive Plan, except with respect to terms modified to avoid potentially negative tax treatment for our employees resident in those countries.

The tax treatment of new options granted under either the 2001 Plan or the 1999 Plan, or an applicable sub-plan, may differ from that of the eligible options, since all new options will be nonqualified stock options, regardless of whether the eligible options were incentive stock options or nonqualified stock options. The shares of common stock for which the new options will be exercisable have already been registered with the SEC as part of the registration statements we have filed for our Incentive Plans.

Accounting Treatment

We have structured the Option Exchange Program in a manner which we believe will not trigger any compensation expense for financial reporting purposes under current U.S. generally accepted accounting principles. However, we are aware that accounting standards in this area may change prior to the commencement of the Option Exchange Program or the issuance of the new options. Accordingly, we may not realize the intended accounting treatment or we may have to modify the Option Exchange Program as necessary to ensure the same accounting treatment or terminate the Option Exchange Program if the desired accounting treatment cannot be obtained.

U.S. Federal Income Tax Consequences

The exchange of options should be treated as a non-taxable exchange and no income for U.S. federal income tax purposes should be recognized by us or our employees upon the grant of the new options.

Potential Modification to Terms to Comply with Governmental Requirements

The terms of the Option Exchange Program will be described in a Tender Offer Statement that we will file with the SEC. Although we do not anticipate that the SEC would require us to modify the terms materially, it is possible that we will need to alter the terms of the Option Exchange Program to comply with SEC comments. In addition, it is currently our intention to make the program available to our employees who are located outside of the United States, where permitted by local law and where we determine it is practical to do so. It is possible that we may need to make modifications to the terms offered to employees in countries outside the United States to comply with local requirements, or for tax or accounting reasons.

Benefits of the Option Exchange Program to Employees and Officers

Because the decision whether to participate in the Option Exchange Program is completely voluntary, we are not able to predict who will participate, how many options any particular group of employees will elect to exchange, nor the number of replacement options that we may grant. As noted above, however, our Named Executive Officers, other executive officers and members of our Board of Directors are not eligible to participate in the Option Exchange Program. Of the outstanding options held by eligible employees as of November 30, 2003, the maximum number of shares of common stock underlying options which could be exchanged is 5,039,724 and the maximum number of shares of common stock underlying the new options which could be issued under the above exchange ratios would be 3,383,243.

Effect on Shareholders

We are not able to predict the impact the Option Exchange Program will have on your rights as a shareholder because we are unable to predict how many option holders will exchange their options or what the future market price of our stock will be at the time of the new grant.

The Board of Directors has unanimously approved the amendment to the 1999 Plan and the 2001 Plan and recommends that shareholders vote “FOR” the amendment.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO BYLAWS

General

Quest’s Bylaws currently provide that the authorized number of directors shall be a minimum of four (4) and a maximum of seven (7), with the exact number of directors to be fixed from time to time within such range by the Board of Directors or the shareholders. The Board of Directors previously fixed the exact number of directors at seven (7) in accordance with the Bylaws. The Board of Directors has adopted, subject to shareholder approval, an amendment to the Bylaws that would increase the minimum authorized number of directors to five (5) and the maximum authorized number of directors to nine (9). The exact number of directors will remain at seven (7) once this Bylaw amendment is approved and until changed within the range by the Board or the shareholders.

The Board of Directors believes that this proposed Bylaw amendment would enable the Board to take timely advantage of the availability of well-qualified candidates for appointment to the Board, in particular, candidates from outside Quest whose skills and experience will benefit Quest. Upon the effectiveness of the amendment, the Board will have the ability to add additional directors up to a maximum of nine without shareholder approval.

Amendment to Bylaws

Once the amendment is approved at the Special Meeting, Section 3.2 of Quest’s Bylaws would be amended to read as follows:

3.2. Number of Directors. The authorized number of directors of the corporation shall be not less than five (5) nor more than nine (9) and the exact number of directors shall be set by a resolution duly adopted by the Board of Directors or by the shareholders. The minimum and maximum number of directors may be changed, or a definite number may be fixed without provision for an indefinite number, by a duly adopted amendment to the Articles of Incorporation or by an amendment to this Bylaw duly adopted by vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the fixed number or minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of an action by written consent, are equal to more than sixteen and two-thirds percent (16  2/3%) of the outstanding shares entitled to vote thereon. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting is required to approve the amendment to the Bylaws.

The Board of Directors recommends that the shareholders vote “FOR” approval of the amendment to our Bylaws.

OTHER MATTERS

No other matters may be submitted to the shareholders for approval at the Special Meeting.

SHAREHOLDER PROPOSALS

Shareholders who intend to present proposals at the next annual meeting of shareholders must send such proposals to Quest for receipt no later than January 1, 2004 in order for such proposals to be considered for inclusion in the proxy statement and form of proxy relating to such meeting.

In addition, the proxies solicited by the Board for the 2004 annual meeting of shareholders will confer discretionary authority to vote on any shareholder proposal presented at that meeting, unless the Company is provided with notice of such proposal no later than March 19, 2004.

December     , 2003

Irvine, California

Appendix A

QUEST SOFTWARE, INC.

1999 STOCK INCENTIVE PLAN

(as amended effective on October 19, 2003)

Article One

GENERAL PROVISIONS

I. PURPOSE OF THE PLAN

This 1999 Stock Incentive Plan is intended to promote the interests of Quest Software, Inc., a California corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II. STRUCTURE OF THE PLAN

A. The Plan shall be divided into four separate equity programs:

(i) the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

(ii) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary),

(iii) the Automatic Option Grant Program under which eligible non-employee Board members shall automatically receive options at periodic intervals to purchase shares of Common Stock; and

(iv) the Director Fee Option Grant Program under which non-employee Board members may elect to have all or any portion of their annual retainer fee otherwise payable in cash applied to a special option grant.

B. The provisions of Articles One and Six shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

III. ADMINISTRATION OF THE PLAN

A. Prior to the Section 12 Registration Date, the Discretionary Option Grant and Stock Issuance Programs shall be administered by the Board unless otherwise determined by the Board. Beginning with the Section 12 Registration Date, the following provisions shall govern the administration of the Plan:

(i) The Board shall have the authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders but may delegate such authority in whole or in part to the Primary Committee.

(ii) Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board’s discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons.

(iii) Administration of the Automatic Option Grant Program shall be self-executing in accordance with the terms of that program.

B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full power and authority subject to the provisions of the Plan:

(i) to establish such rules as it may deem appropriate for proper administration of the Plan, to make all factual determinations, to construe and interpret the provisions of the Plan and the awards thereunder and to resolve any and all ambiguities thereunder;

(ii) to determine, with respect to awards made under the Discretionary Option Grant and Stock Issuance Programs, which eligible persons are to receive such awards, the time or times when such awards are to be made, the number of shares to be covered by each such award, the vesting schedule (if any) applicable to the award, the status of a granted option as either an Incentive Option or a Non-Statutory Option and the maximum term for which the option is to remain outstanding;

(iii) to amend, modify or cancel any outstanding award with the consent of the holder or accelerate the vesting of such award; and

(iv) to take such other discretionary actions as permitted pursuant to the terms of the applicable program.

Decisions of each Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties.

C. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

D. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any options or stock issuances under the Plan.

IV. ELIGIBILITY

A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

(i) Employees,

(ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

(iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

B. Only non-employee Board members shall be eligible to participate in the Automatic Option Grant and Director Fee Option Grant Programs.

V. STOCK SUBJECT TO THE PLAN

A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock reserved for issuance over the term of the Plan shall not exceed 23,500,000 shares.

B. No one person participating in the Plan may receive options, separately exercisable stock appreciation rights and direct stock issuances for more than One Million (1,000,000) shares of Common Stock in the aggregate per calendar year, beginning with the 1999 calendar year.

C. Shares of Common Stock subject to outstanding options (including options incorporated into this Plan from the Predecessor Plan) shall be available for subsequent issuance under the Plan to the extent those options expire, terminate or are cancelled for any reason prior to exercise in full. Unvested shares issued under the Plan and subsequently repurchased by the Corporation, at the original exercise or issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent options or direct stock issuances under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the

Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance. Shares of Common Stock underlying one or more stock appreciation rights exercised under the Plan shall not be available for subsequent issuance.

D. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities by which the share reserve is to increase each calendar year pursuant to the automatic share increase provisions of the Plan, (iii) the number and/or class of securities for which any one person may be granted options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year, (iv) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members, (v) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan and (vi) the number and/or class of securities and price per share in effect under each outstanding option incorporated into this Plan from the Predecessor Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

ARTICLE TWO

DISCRETIONARY OPTION GRANT PROGRAM

I. OPTION TERMS

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

A. Exercise Price.

1. The exercise price per share shall be fixed by the Plan Administrator at the time of the option grant; provided, however, with respect to options granted prior to the Section 12 Registration Date, the exercise price per share shall not be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the option grant date.

2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section II of Article Six and the documents evidencing the option, be payable in cash or check made payable to the Corporation. Should the Common Stock be registered under Section 12 of the 1934 Act at the time the option is exercised, then the exercise price may also be paid as follows:

(i) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

(ii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-approved brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

C. Cessation of Service.

1. The following provisions shall govern the exercise of any options outstanding at the time of the Optionee’s cessation of Service or death:

(i) Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

(ii) Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by his or her Beneficiary.

(iii) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

(iv) Should the Optionee’s Service be terminated for Misconduct or should the Optionee engage in Misconduct while his or her options are outstanding, then all such options shall terminate immediately and cease to be outstanding.

2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding:

(i) to extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service to such period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

(ii) to permit the option to be exercised, during the applicable post-Service exercise period, for one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

D. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

E. Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right. Prior to the Section 12 Registration Date, the Plan Administrator may not impose a vesting schedule upon any option grant or the shares of Common Stock subject to that option which is more restrictive than twenty percent (20%) per year vesting, with the initial vesting to occur not later than one (1) year after the option grant date. However, such limitation shall not be applicable to any option grants made to individuals who are officers of the Corporation, non-employee Board members or independent consultants.

F. First Refusal Rights. Until the Section 12 Registration Date, the Corporation shall have the right of first refusal with respect to any proposed disposition by the Participant (or any successor in interest) of any shares of Common Stock issued under the Plan. Such right of first refusal shall be exercisable in accordance with the terms established by the Plan Administrator and set forth in the document evidencing such right.

G. Limited Transferability of Options. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than to a Beneficiary following the Optionee’s death.

II. INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Six shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

A.	Eligibility. Incentive Options may only be granted to Employees.

B.	Exercise Price. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

C.	Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

D.	10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III. CHANGE IN CONTROL/HOSTILE TAKE-OVER

A. Each option outstanding at the time of a Change in Control but not otherwise fully-vested shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall not so accelerate if and to the extent: (i) such option is, in connection with the Change in Control, assumed or otherwise continued in full force and effect by the successor corporation (or parent thereof) pursuant to the terms of the Change in Control, (ii) such option is replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on the shares of Common Stock for which the option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. Each option outstanding at the time of the Change in Control shall terminate as provided in Section III.C. of this Article Two.

B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent: (i) those repurchase rights are assigned to the successor corporation (or parent thereof) or otherwise continue in full force and effect pursuant to the terms of the Change in Control or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

C. Immediately following the consummation of the Change in Control, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise expressly continued in full force and effect pursuant to the terms of the Change in Control.

D. Each option which is assumed in connection with a Change in Control shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments to reflect such Change in Control shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year.

E. The Plan Administrator may at any time provide that one or more options will automatically accelerate in connection with a Change in Control, whether or not those options are assumed or otherwise continued in full force and effect pursuant to the terms of the Change in Control. Any such option shall accordingly become exercisable, immediately prior to the effective date of such Change in Control, for all of the shares of Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully-vested shares of

Common Stock. In addition, the Plan Administrator may at any time provide that one or more of the Corporation’s repurchase rights shall not be assignable in connection with such Change in Control and shall terminate upon the consummation of such Change in Control.

F. The Plan Administrator may at any time provide that one or more options will automatically accelerate upon an Involuntary Termination of the Optionee’s Service within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control in which those options do not otherwise accelerate. Any options so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1) year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may at any time provide that one or more of the Corporation’s repurchase rights shall immediately terminate upon such Involuntary Termination.

G. The Plan Administrator may at any time provide that one or more options will automatically accelerate in connection with a Hostile Take-Over. Any such option shall become exercisable, immediately prior to the effective date of such Hostile Take-Over, for all of the shares of Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. In addition, the Plan Administrator may at any time provide that one or more of the Corporation’s repurchase rights shall terminate automatically upon the consummation of such Hostile Take-Over. Alternatively, the Plan Administrator may condition such automatic acceleration and termination upon an Involuntary Termination of the Optionee’s Service within a designated period (not to exceed eighteen (18) months) following the effective date of such Hostile Take-Over. Each option so accelerated shall remain exercisable for fully-vested shares until the expiration or sooner termination of the option term.

H. The portion of any Incentive Option accelerated in connection with a Change in Control or Hostile Take Over shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

IV. STOCK APPRECIATION RIGHTS

The Plan Administrator may, subject to such conditions as it may determine, grant to selected Optionees stock appreciation rights which will allow the holders of those rights to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (a) the Option Surrender Value of the number of shares for which the option is surrendered over (b) the aggregate exercise price payable for such shares. The distribution may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

ARTICLE THREE

STOCK ISSUANCE PROGRAM

I. STOCK ISSUANCE TERMS

Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening options. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals or Service requirements. Each such award shall be evidenced by one or more documents which comply with the terms specified below.

A. Purchase Price.

1. The purchase price per share of Common Stock subject to direct issuance shall be fixed by the Plan Administrator; provided, however, with respect to stock issuances made prior to the Section 12 Registration Date, the purchase price per share shall not be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the issue date and the purchase price per share of Common Stock issued to a 10% Stockholder shall not be less than one hundred and ten percent (110%) of such Fair Market Value.

2. Subject to the provisions of Section II of Article Six, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(i) cash or check made payable to the Corporation, or

(ii) past services rendered to the Corporation (or any Parent or Subsidiary).

B. Vesting/Issuance Provisions.

1. The Plan Administrator may issue shares of Common Stock which are fully and immediately vested upon issuance or which are to vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives. Alternatively, the Plan Administrator may issue share right awards which shall entitle the recipient to receive a specified number of vested shares of Common Stock upon the attainment of one or more performance goals or Service requirements established by the Plan Administrator. However, for stock issuances prior to the Section 12 Registration Date, the Plan Administrator may not impose a vesting schedule upon any stock issuance effected under the Stock Issuance Program which is more restrictive than twenty percent (20%) per year vesting, with initial vesting to occur not later than one (1) year after the issuance date. Such limitation shall not apply to any Common Stock issuances made to the officers of the Corporation, non-employee Board members or independent consultants.

2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

3. The Participant shall have full stockholder rights with respect to the issued shares of Common Stock, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock, or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant’s purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

5. The Plan Administrator may waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

6. Outstanding share right awards shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals or Service requirements established for such awards are not attained. The Plan Administrator, however, shall have the authority to issue shares of Common Stock in satisfaction of one or more outstanding share right awards as to which the designated performance goals or Service requirements are not attained.

II. CHANGE IN CONTROL/HOSTILE TAKE-OVER

A. All of the Corporation’s outstanding repurchase rights shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent (i) those repurchase rights are assigned to the successor corporation (or parent thereof) or otherwise continue in full force and effect pursuant to the terms of the Change in Control or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

B. The Plan Administrator may at any time provide for the automatic termination of one or more of those outstanding repurchase rights and the immediate vesting of the shares of Common Stock subject to those terminated rights upon (i) a Change in Control or Hostile Take-Over or (ii) an Involuntary Termination of the Participant’s Service within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control or Hostile Take-Over in which those repurchase rights are assigned to the successor corporation (or parent thereof) or otherwise continue in full force and effect.

III. SHARE ESCROW/LEGENDS

Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

ARTICLE FOUR

AUTOMATIC OPTION GRANT PROGRAM

I. OPTION TERMS

A. Grant Dates. Options shall be made on the dates specified below:

1. Each individual who is first elected or appointed as a non-employee Board member at any time after the Underwriting Date shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase Fifty Thousand (50,000) shares of Common Stock, provided that individual has not previously been in the employ of the Corporation (or any Parent or Subsidiary).

2. On the date of each Annual Stockholders Meeting beginning with the 2001 Annual Stockholder Meeting, each individual who has served as a non-employee Board member since the date of the Annual Stockholders Meeting in the immediately preceding year shall automatically be granted a Non-Statutory Option to purchase Fifteen Thousand (15,000) shares of Common Stock.

B. Exercise Price.

1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

C. Option Term. Each option shall have a term of ten (10) years measured from the option grant date.

D. Exercise and Vesting of Options. Each option shall be immediately exercisable for any or all of the option shares. However, any shares purchased under the initial 50,000 share option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee’s cessation of Board service prior to vesting in those shares. Each initial 50,000-share option shall vest, and the Corporation’s repurchase right shall lapse, in a series of four (4) successive equal annual installments over the Optionee’s period of continued service as a Board member, with the first such installment to vest upon the Optionee’s completion of one (1) year of Board service measured from the option grant date. Each annual 15,000-share option shall be fully vested at the time of grant.

E. Cessation of Board Service. The following provisions shall govern the exercise of any options outstanding at the time of the Optionee’s cessation of Board service:

(i) Any option outstanding at the time of the Optionee’s cessation of Board service for any reason shall remain exercisable for a twelve (12)-month period following the date of such cessation of Board service, but in no event shall such option be exercisable after the expiration of the option term.

(ii) Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by his or her Beneficiary.

(iii) Following the Optionee’s cessation of Board service, the option may not be exercised in the aggregate for more than the number of shares for which the option was exercisable on the date of such cessation of Board service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Board service, terminate and cease to be outstanding for any and all shares for which the option is not otherwise at that time exercisable.

(iv) However, should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

II. CHANGE IN CONTROL/HOSTILE TAKE-OVER

A. In the event of any Change in Control or Hostile Take-Over, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option may, immediately prior to the effective date of such Change in Control or Hostile Take-Over, became fully exercisable for all of the shares of Common Stock at the time subject to such option and maybe exercised for all or any of those shares as fully-vested shares of Common Stock. Each such option accelerated in connection with a Change in Control shall terminate upon the Change in Control, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control. Each such option accelerated in connection with a Hostile Take-Over shall remain exercisable until the expiration or sooner termination of the option term.

B. All outstanding repurchase rights shall automatically terminate and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control or Hostile Take-Over.

C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding options. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Option Surrender Value of the shares of Common Stock at the time subject to each surrendered option (whether or not the option is otherwise at the time exercisable for those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation.

D. Each option which is assumed in connection with a Change in Control shall be appropriately adjusted to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

III. REMAINING TERMS

The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for options made under the Discretionary Option Grant Program.

ARTICLE FIVE

DIRECTOR FEE OPTION GRANT PROGRAM

I. OPTION GRANTS

The Board may implement the Director Fee Option Grant Program as of the first day of any calendar year. Upon such implementation of the Program, each non-employee Board member may elect to apply all or any portion of the annual retainer fee otherwise payable in cash for his or her service on the Board to the acquisition of a special option grant under this Director Fee Option Grant Program. Such election must be filed with the Corporation’s Secretary prior to the first day of the calendar year for which the election is to be in effect. Each non-employee Board member who files such a timely election with respect to the annul retainer fee shall automatically be granted an option under this Director Fee Option Grant Program on the first trading day in January in the calendar year for which that fee would otherwise be payable. For purposes of this Program, an “annual retainer fee” means the amount to which a non-employee director will be entitled to receive for serving as a director in a relevant calendar year, but shall not include reimbursement of expenses, fees determined on a per-meeting attended basis, or fees with respect to any other services provided or to be provided to the Corporation.

II. OPTION TERMS

Each option shall be a Non-Statutory Option governed by the terms and conditions specified below.

A. Exercise Price.

1. The exercise price per share shall be the Fair Market Value per share of Common Stock on the option grant date.

2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B. Number of Option Shares. The number of shares of Common Stock subject to the option shall be an amount necessary to make such option equal in value, using a modified Black-Scholes option valuation model, to that the portion of the annual retainer fee that the non-employee director elected to receive in the form of an option. The value of the option will be calculated by assuming that the value of an option to purchase one share of Common Stock equals the product of (i) a fraction determined by dividing one (1) by the Multiplier (as defined below) and (ii) the fair Market Value of a share of Common Stock on the option grant date.

The number of shares represented by an option granted pursuant to the Director Fee Option Grant Program shall be determined by (a) dividing the amount of the annual retainer that the non-employee director elects to receive in the form of options by the Fair Market Value of a share of Common Stock on the date of grant, and (b) multiplying the quotient so obtained by a multiplier determined using a modified Black-Scholes option valuation method (the “Multiplier”). The Board or the Plan Administrator shall determine the Multiplier prior to the beginning of a relevant calendar year by considering the following factors: (i) the Fair Market Value of the Common Stock on the date the Multiplier is determined; (ii) the average length of time the stock options of the Corporation are held by optionees prior to exercise; (iii) the risk-free rate of return based on the term determined in (ii) above and U.S. government securities rates; (iv) the annual dividend yield for the Common stock, if any; and (v) the volatility of the Common Stock over the previous two-year period. The number of shares to be subject to the option shall be equal to the largest number of whole shares determined as follows:

Amount of Retainer	X Multiplier = Number of Shares
Fair Market Value on Grant Date

each month of Board service during the calendar year in which the option is granted. Each option shall have a maximum term of ten (10) years measured from the option grant date.

D. Cessation of Board Service. Should the Optionee cease Board service for any reason (other than death or Permanent Disability) while holding one or more options, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Board service, until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Board service. However, each option held by the Optionee at the time of such cessation of Board service shall immediately terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

E. Death or Permanent Disability. Should the Optionee’s service as a Board member cease by reason of death or Permanent Disability, then each option held by such Optionee shall immediately become exercisable for all the shares of Common Stock at the time subject to that option, and the option may be exercised for any or all of those shares as fully-vested shares until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Board service.

Should the Optionee die after cessation of Board service but while holding one or more options, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee’s cessation of Board service (less any shares subsequently purchased by Optionee prior to death), by the Optionee’s Beneficiary. Such right of exercise shall lapse, and the option shall terminate, upon the earlier of (i) the expiration of the ten (10)-year option term or (ii) the three (3)-year period measured from the date of the Optionee’s cessation of Board service.

III. CHANGE IN CONTROL/HOSTILE TAKE-OVER

A. In the event of any Change in Control or Hostile Take-Over while the Optionee remains in Board service, each outstanding option held by such Optionee shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control or Hostile Take-Over, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each such option accelerated in connection with a Change in Control shall terminate upon the Change in Control, except to the extent assumed by the successor corporation (or parent thereof) or otherwise expressly continued in full force and effect pursuant to the terms of the Change in Control. Each such option accelerated in connection with a Hostile Take-Over shall remain exercisable until the expiration or sooner termination of the option term.

B. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding options. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Option Surrender Value of the shares of Common Stock at the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation.

IV. REMAINING TERMS

The remaining terms of each option granted under this Director Fee Option Grant Program shall be the same as the terms in effect for options made under the Discretionary Option Grant Program.

ARTICLE SIX

MISCELLANEOUS

I. NO IMPAIRMENT OF AUTHORITY

Outstanding awards shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

II. FINANCING

The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

III. TAX WITHHOLDING

A. The Corporation’s obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes incurred by such holders in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

Stock Delivery: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

IV. FINANCIAL REPORTS

The Corporation shall deliver a balance sheet and an income statement at least annually to each individual holding an outstanding option under the Plan, unless such individual is a key Employee whose duties in connection with the Corporation (or any Parent or Subsidiary) assure such individual access to equivalent information.

V. EFFECTIVE DATE AND TERM OF THE PLAN

A. The Plan shall become effective immediately upon the Plan Effective Date. However, the Director Fee Option Grant Program shall not be implemented until such time as the Primary Committee or the Board may deem appropriate. Options may be granted under the Discretionary Option Grant Program at any time on or after the Plan Effective Date. However, no options granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation’s stockholders. If such stockholder approval is not obtained within twelve (12) months after the Plan Effective Date, then all options previously granted under this Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.

B. The Plan shall serve as the successor to the Predecessor Plan, and no further options or direct stock issuances shall be made under the Predecessor Plan after the Section 12 Registration Date. All options outstanding under the Predecessor Plan on the Section 12 Registration Date shall be incorporated into the Plan at that time and shall be treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

C. One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Changes in Control, may, in the Plan Administrator’s discretion, be extended to one or more options incorporated from the Predecessor Plan which do not otherwise contain such provisions.

D. The Plan shall terminate upon the earliest of (i) June 8, 2009, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with a Change in Control. Upon such plan termination, all outstanding options and unvested stock issuances shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

VI. AMENDMENT OF THE PLAN

A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

VII. USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VIII. REGULATORY APPROVALS

A. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

IX. NO EMPLOYMENT/SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

APPENDIX

The following definitions shall be in effect under the Plan:

A. Automatic Option Grant Program shall mean the automatic option grant program in effect under the Plan.

B. Beneficiary shall mean, in the event the Plan Administrator implements a beneficiary designation procedure, the person designated by an Optionee or Participant, pursuant to such procedure, to succeed to such person’s rights under any outstanding awards held by him or her at the time of death. In the absence of such designation or procedure, the Beneficiary shall be the personal representative of the estate of the Optionee or Participant or the person or persons to whom the award is transferred by will or the laws of descent and distribution.

C. Board shall mean the Corporation’s Board of Directors.

D. Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i) a merger, consolidation or reorganization approved by the Corporation’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction,

(ii) any stockholder-approved transfer or other disposition of all or substantially all of the Corporation’s assets, or

(iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board recommends such stockholders accept.

E. Code shall mean the Internal Revenue Code of 1986, as amended.

F. Common Stock shall mean the Corporation’s common stock.

G. Corporation shall mean Quest Software, Inc., a California corporation, and any corporate successor to all or substantially all of the assets or voting stock of Quest Software, Inc. which shall by appropriate action adopt the Plan.

H. Director Fee Option Grant Program shall mean the director fee option grant program in effect under the Plan.

I. Discretionary Option Grant Program shall mean the discretionary option grant program in effect under the Plan.

J. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

K. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

L. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) For purposes of any option grants made on the Underwriting Date, the Fair Market Value shall be deemed to be equal to the price per share at which the Common Stock is to be sold in the initial public offering pursuant to the Underwriting Agreement.

(iv) For purposes of any options made prior to the Underwriting Date, the Fair Market Value shall be determined by the Plan Administrator, after taking into account such factors as it deems appropriate.

M. Hostile Take-Over shall mean:

(i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board does not recommend such stockholders to accept, or

(ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

N. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

O. Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

(i) such individual’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

(ii) such individual’s voluntary resignation following (A) a change in his or her position with the Corporation or Parent or Subsidiary employing the individual which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual’s consent.

P. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any intentional wrongdoing by such person, whether by omission or commission, which adversely affects the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. This shall not limit the grounds for the dismissal or discharge of any person in the Service of the Corporation (or any Parent or Subsidiary).

Q. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

R. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

S. Option Surrender Value shall mean the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation or, in the event of a Hostile Take-Over, effected through a tender offer, the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over, if greater. However, if the surrendered option is an Incentive Option, the Option Surrender Value shall not exceed the Fair Market Value per share.

T. Optionee shall mean any person to whom an option is granted under the Discretionary Option Grant, Automatic Option Grant or Director Fee Option Grant Program.

U. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

V. Participant shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

W. Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Automatic Option Grant and Director Fee Option Grant Programs, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

X. Plan shall mean the Corporation’s 1999 Stock Incentive Plan, as set forth in this document.

Y. Plan Administrator shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant, Salary Investment Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction. However, the Primary Committee shall have the plenary authority to make all factual determinations and to construe and interpret any and all ambiguities under the Plan to the extent such authority is not otherwise expressly delegated to any other Plan Administrator.

Z. Plan Effective Date shall mean June 9, 1999, the date on which the Plan was adopted by the Board.

AA. Predecessor Plan shall mean the Corporation’s pre-existing 1998 Stock Option/Stock Issuance Plan in effect immediately prior to the Plan Effective Date hereunder.

BB. Primary Committee shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders.

CC. Secondary Committee shall mean a committee of one (1) or more Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

DD. Section 12 Registration Date shall mean the date on which the Common Stock is first registered under Section 12(g) of the 1934 Act.

EE. Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

FF. Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

GG. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

HH. Stock Issuance Program shall mean the stock issuance program in effect under the Plan.

II. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

JJ. 10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

KK. Underwriting Agreement shall mean the agreement between the Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.

LL. Underwriting Date shall mean the date on which the Underwriting Agreement is executed and priced in connection with an initial public offering of the Common Stock.

MM. Withholding Taxes shall mean the Federal, state and local income and employment withholding tax liabilities to which the holder of Non-Statutory Options or unvested shares of Common Stock may become subject in connection with the exercise of those options or the vesting of those shares.

Appendix B

Text of proposed amendment to the

Quest Software, Inc. 1999 Stock Incentive Plan

The Plan is hereby amended to permit an exchange of outstanding options to purchase shares of Common Stock by current employees of the Corporation and its subsidiaries, other than Section 16 Insiders, who hold options having an exercise price per share equal to or greater than $14.00 for replacement options to be granted on a date that is at least six months and one day from the date the options are cancelled, having an exercise price per share equal to the Fair Market Value of a share of Common Stock on the date of grant. Any current employee not employed by the Corporation or a subsidiary on the date of grant of the replacement options will not receive replacement options.

The exchange ratios for shares covered by surrendered options in exchange for shares covered by future replacement options shall be as follows:

Exercise Price of Surrendered Option	Exchange Ratio (Surrendered to New)
$14.00 to $18.00	1.2 to 1
$18.01 to $20.00	1.4 to 1
$20.01 to $25.00	1.6 to 1
$25.01 to $33.00	2.0 to 1
$33.01 to $39.00	2.5 to 1
$39.01 and greater	3.0 to 1

Participation in the exchange offer will be voluntary. Options granted to an employee under the Plan may be cancelled at such employee’s discretion on a grant-by-grant basis. To participate in the exchange offer, an employee must surrender (a) all of the eligible options granted to such employee in a single grant and (b) all of the options granted to such employee during the six-month period immediately preceding the commencement of the exchange offer.

Except in certain countries outside of the United States as determined by the Board or the Primary Committee (a) each replacement option will have a term equal to the remaining term of the surrendered option it replaces, and (b) each replacement option will vest over a period of 3 1/2 years, subject to continued employment with the Corporation. However, any replacement options granted in respect of an option that was granted to an employee during the six-month period preceding the commencement of the exchange offer will vest over a period equal to the vesting term of the original term. All other terms and conditions of the option exchange and the replacement options shall be determined in the sole discretion of the Board or the Primary Committee.

Text of proposed amendment to the

Quest Software, Inc. 2001 Stock Incentive Plan

The Plan is hereby amended to permit an exchange of outstanding options to purchase shares of Common Stock by current employees of the Corporation and its subsidiaries, other than Section 16 Insiders, who hold options having an exercise price per share equal to or greater than $14.00 for replacement options to be granted on a date that is at least six months and one day from the date the options are cancelled, having an exercise price per share equal to the Fair Market Value of a share of Common Stock on the date of grant. Any current employee not employed by the Corporation or a subsidiary on the date of grant of the replacement options will not receive replacement options.

B-1

The exchange ratios for shares covered by surrendered options in exchange for shares covered by future replacement options shall be as follows:

Exercise Price of Surrendered Option	Exchange Ratio (Surrendered to New)
$14.00 to $18.00	1.2 to 1
$18.01 to $20.00	1.4 to 1
$20.01 to $25.00	1.6 to 1
$25.01 to $33.00	2.0 to 1
$33.01 to $39.00	2.5 to 1
$39.01 and greater	3.0 to 1

Participation in the exchange offer will be voluntary. Options granted to an employee under the Plan may be cancelled at such employee’s discretion on a grant-by-grant basis. To participate in the exchange offer, an employee must surrender (a) all of the eligible options granted to such employee in a single grant and (b) all of the options granted to such employee during the six-month period immediately preceding the commencement of the exchange offer.

Except in certain countries outside of the United States as determined by the Board or the Primary Committee (a) each replacement option will have a term equal to the remaining term of the surrendered option it replaces, and (b) each replacement option will vest over a period of 3 1/2 years, subject to continued employment with the Corporation. However, any replacement options granted in respect of an option that was granted to an employee during the six-month period preceding the commencement of the exchange offer will vest over a period equal to the vesting term of the original term. All other terms and conditions of the option exchange and the replacement options shall be determined in the sole discretion of the Board or the Primary Committee.

B-2

QUEST SOFTWARE, INC

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON JANUARY 21, 2004

You may vote by telephone toll-free or on the internet, or complete, sign and date and mail the form below. Your vote must be received prior to 12:00 midnight Pacific Time on January 20, 2004.

[Name and address of shareholder]

TO VOTE BY TELEPHONE OR ON THE INTERNET, USE THE CONTROL NUMBER BELOW

YOUR CONTROL NUMBER

Call Toll-free

On a Touch-Tone Phone:

24 hours a day, 7 days a week

1-888-216-1316

Have this form available when you call the toll-free number. Then, enter your control number and follow the prompts.

TO VOTE BY INTERNET, HAVE THIS FORM AVAILABLE AND FOLLOW THE DIRECTIONS WHEN YOU VISIT: WWW.DIRECTVOTE.COM/QSFT

YOU DO NOT NEED TO RETURN THE FORM BELOW IF YOU VOTE BY TELEPHONE OR THE INTERNET.

QUEST SOFTWARE, INC.

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON JANUARY 21, 2004

YOUR CONTROL NUMBER

The undersigned shareholder of Quest Software, Inc. (“Quest”), hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement with respect to the Special Meeting of Shareholders of Quest Software, Inc. to be held at Quest’s principal executive offices, located at 8001 Irvine Center Drive, Irvine, California 92618 on Wednesday, January 21, 2004 at 10:00 a.m. Pacific Time, and hereby appoints Vincent C. Smith and M. Brinkley Morse, and each of them, proxies and attorneys-in-fact, each with power of substitution and revocation, and each with all powers that the undersigned would possess if personally present, to vote Quest’s Common Stock which the undersigned is entitled to vote at such meeting and any adjournments of such meeting, as set forth below.

THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR PROPOSAL NO. 1 AND FOR PROPOSAL NO. 2.

IMPORTANT—TO BE SIGNED AND DATED ON REVERSE SIDE

Attendance at the Special Meeting is limited to shareholders. Admission to the meeting will be on a first-come, first-served basis.

DETACH AT THE PERFORATION BELOW.

YOU DO NOT NEED TO RETURN THIS CARD IF

YOU HAVE VOTED BY TELEPHONE OR INTERNET.

☒	Please mark in dark ink in the manner shown

1.	To approve an amendment to Quest’s 1999 Stock Incentive Plan and 2001 Stock Incentive Plan to permit the exchange of options issued thereunder having an exercise price of U.S. $14.00 per share or higher for a lesser number of new options to be granted at least six months and one day from the date of cancellation of the surrendered options; and

☐    FOR     ☐    AGAINST     ☐    ABSTAIN

2.	To approve an amendment to Quest’s Bylaws to increase the minimum number of directors from four to five and the maximum number of directors from seven to nine, so that the authorized number of directors will be a range of five to nine

☐    FOR     ☐    AGAINST     ☐    ABSTAIN

This proxy card should be signed by the shareholder(s) exactly as his or her name(s) appear(s) hereon, dated and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both persons should sign.

Signature	Date: ,200
Signature	Date: ,200

UNLESS YOU HAVE VOTED BY TELEPHONE OR ON THE INTERNET, PLEASE VOTE, SIGN, DATE AND RETURN THIS CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.